Exhibit 99.1
For Release at 4:15 PM EST on Tuesday March 2, 2010
Gasco Energy Closes Midstream Transaction
• Non-core Assets Monetized for $23 Million in Cash Proceeds
• Proceeds Used for Debt Reduction and Improved Liquidity
DENVER — March 2, 2010 /PRNewswire-FirstCall/ — Gasco Energy (NYSE Amex: GSX) today announced that it has consummated its previously announced sale of its Riverbend Project midstream assets to Monarch Natural Gas LLC, a portfolio company of Metalmark Capital Partners, for cash consideration of $23 million. Included in the transaction are substantially all of Gasco’s Riverbend Project midstream assets comprised of the Company’s gathering system and related pipeline and equipment and its two evaporation pits and related equipment used for the disposal of produced water from wells operated in the Riverbend area of Utah. The sale closed on February 26, 2010. J.P. Morgan Securities acted as financial advisor to Gasco in connection with the sale.
Pursuant to the purchase agreement, Gasco entered into a transition services agreement with Monarch whereby Gasco will provide certain services relating to the operation of the midstream assets to Monarch for a six-month term commencing at the time of closing. Effective March 1, 2010, Gasco and Monarch entered into separate gas gathering and salt water disposal services agreements with Monarch, which in the case of the gas gathering agreement provides for an initial gathering rate of $0.435 per MMBtu, plus 5% of the proceeds from the sale of natural gas and natural gas liquids.
Concurrent with the closing of the sale, on February 26, 2010, Gasco applied the entirety of the $23 million cash proceeds to repay amounts outstanding under its credit agreement. The Company also elected to reduce the borrowing base under its credit agreement to $16 million effective immediately. As previously disclosed, on February 1, 2010, the Company’s credit agreement was amended to, among other things, incrementally reduce the borrowing base by a fixed amount in connection with certain contemplated asset sales, including the sale of these Riverbend Project midstream assets described above, and, effective as of April 1, 2010, to automatically reduce to $16 million, regardless of whether any of the contemplated asset sales were consummated. For additional information regarding the amendment to the Company’s credit agreement, please see the Company’s Current Reports on Form 8-K filed with the SEC on February 5, 2010.
“We have substantially and materially improved our balance sheet through this transaction,” said King Grant, Gasco’s President and Chief Financial Officer. “Our midstream assets were non-core to Gasco which focuses principally on exploring for and exploiting hydrocarbons. We believed that this asset reflected little or no value in our market capitalization and opted to monetize it in order to strengthen our overall financial condition. We look forward to a mutually profitable relationship with Monarch as we continue to develop our core Riverbend project.”
About Gasco Energy
Denver-based Gasco Energy, Inc. is natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

About Monarch Natural Gas LLC
Monarch Natural Gas LLC, with offices in Austin, Dallas, TX, Denver, CO, and Houston, TX is a private energy company focused on making investments in the midstream sector including gathering, processing, treating, transportation, storage and marketing of natural gas, natural gas liquids (NGLs), oil and related hydrocarbons. The principals of Monarch have worked together since the early 1990s in a number of operating companies the experience from which it will draw upon to identify, execute, provide strategic direction to and if needed operate new investments in midstream companies and assets. Monarch’s management team will be responsible for sourcing and executing investments in acquisitions and development projects, in which their experience and knowledge will provide strategic guidance and will, where necessary, take charge of day-to-day operations.
Contact for Monarch Natural Gas LLC: Greg Sales, 512-215-2192
About Metalmark Capital
Metalmark Capital is a leading private equity firm whose principals have a long track record of successful investing in targeted sectors, with particular focus and competence in energy and natural resources, industrials and healthcare. Metalmark Capital seeks to build long-term value through active and supportive partnerships with the companies and management teams in which they invest. Metalmark Capital is an investment center of Citi Capital Advisors. For more information, please visit www.metalmarkcapital.com.
This press release does not constitute an offering of interests in any fund or partnership managed by Metalmark Capital. If and when an investment opportunity is structured, all investors must obtain and carefully read the related confidential offering memorandum and any amendments or supplements thereto.
Forward-looking Statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; the Company’s ability to manage interest rate and commodity price exposure; changes in the Company’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 4, 2009 and under “Risk Factors” in Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 4, 2009.
Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

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